UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   August 1, 2005

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7
Norwalk, Connecticut 06831
(Address of principal executive offices)

(203) 810-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 1.01    Entry into A Material Definitive Agreement

On August 1, 2005, FactSet Research Systems Inc. acquired all the outstanding capital stock of Derivative Solutions Inc. for $42,500,000 in cash and 305,748 shares of FactSet common stock. The cash portion of the consideration is subject to adjustment based on levels of working capital.

Item 9.01    Financial Statements and Exhibits

                 (c)         Exhibits

Exhibit
No.	Description
–––––	––––––––––––––––––––––––––––––
99.1	Press Release, dated as of August 2, 2005

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)
By:

Date:	August 1, 2005	/s/ Peter G. Walsh
–––––––––––––––––––
Peter G. Walsh
Chief Financial Officer
and Treasurer

EXHIBIT 99.1

EXHIBIT INDEX

Exhibit
No.	Description of Document
–––––	––––––––––––––––––––––––––––––
99.1	Press Release, dated as of August 2, 2005

FactSet Research Systems Inc.
601 Merritt 7
Norwalk, Connecticut 06851
203.810.1000/ 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Inc. Acquires Derivative Solutions; Acquired Product Suite Complements FactSet’s Fixed Income Reference Dataand Portfolio Analytics Services

Norwalk, Connecticut August 2, 2005 – FactSet Research Systems Inc. (NYSE: FDS), a major supplier of computer-based financial and economic data to the investment community, today announced that it has acquired all of the outstanding capital stock of Derivative Solutions Inc. FactSet paid consideration of $42.5 million in cash and 305,748 shares of FactSet common stock. Revenues for Derivative Solutions were approximately $10 million for the year ended December 31, 2004.

Based in Chicago, Derivative Solutions provides fixed income analytics, portfolio management and risk management solutions to major banks, insurance companies, investment managers, dealers and other financial institutions. Founded in 1991, Derivative Solutions is known as a market leader in serving structured products specialists.

“Derivative Solutions has positioned itself as a leading edge provider of analytics to fixed income market participants,” said Philip Hadley, FactSet’s CEO. “Its suite of products, along with its team of highly quantitative fixed income experts, will significantly enhance our portfolio analytics and security modeling capabilities and complement our current offerings for equity investment professionals.”

“We are excited about the opportunity to join forces with FactSet and offer our existing and future clients the combined expertise of both companies,” said Douglas Wheeler, the founder and CEO of Derivative Solutions. “FactSet’s service, with its premium position in the global money management and brokerage community, as well as its extensive available content and advanced software delivery, is the perfect platform to enhance service to our clients and expand the market penetration of our fixed income analytics.”

About FactSet
FactSet Research Systems Inc. ( http://www.factset.com ) is a leading provider of global financial and economic information, including fundamental data on tens of thousands of companies worldwide. Combining more than 200 databases into its own dedicated online service, the Company also provides the tools to download, combine and manipulate the data for investment analysis.

The Company, headquartered in Norwalk, Connecticut, was formed in 1978 and now conducts operations, along with its affiliates, from more than twenty-two locations worldwide, including Boston, New York, Chicago, San Mateo, London, Frankfurt, Paris, Tokyo, Hong Kong and Sydney.

About Derivative Solutions
Derivative Solutions Inc. is a leading provider of analytics and portfolio management software to financial institutions trading and investing in bond markets. Since 1991, Derivative Solutions products have provided tools necessary for the proper valuation and risk management of fixed income securities including CMOs, ABS, CMBS, CDOs, MBS, treasury, agency, corporate, municipal and derivative instruments. Traders, analysts, portfolio managers and risk managers at leading Wall Street institutions, as well as regional dealers, banks, insurance companies, investment managers, and other financial market participants use the Derivative Solutions suite of products for bond trading, portfolio management, risk management, hedging and performance attribution.

FactSet Press Contact:
Peter Walsh
+1.203.810.1000